491091_1.DOC
1. Represents shares held by JWM Family Enterprises, L.P. JWM Family Enterprises, Inc. is the sole general partner of JWM Family Enterprises, L.P. J.W. Marriott, Jr., John W. Marriott, III, Deborah Marriott Harrison, Stephen Garff Marriott and David Sheets
              Marriott are each shareholders of JWM Family Enterprises, Inc.
2. Represents shares held by Thomas Point Ventures, L.P., whose sole general partner is JWM Family Enterprises, L.P. See footnote (1) above.
3.            Represents shares held directly by Deborah Marriott Harrison.
4.            Represents shares held directly by David Sheets Marriott.
5.            Represents shares held directly by John W. Marriott, III.
6.            Represents shares held directly by J.W. Marriott, Jr.
7.            Represents shares held directly by Stephen Garff Marriott.

8.            Represents the following shares held indirectly by Deborah
                   Marriott Harrison:  (a) 801,888 shares held by 1965 Trust;
                   (b) 690,879 shares held by 1974 Trust; (c) 108,630 shares held by Deborah Marriott Harrison's spouse; (d) 7,336 shares held as Trustee 1 of Trust f/b/o her child;
                   (e) 15,000 shares held as Trustee 2 of Trust f/b/o her child; (f) 2,438 shares held as Trustee 3 of Trust f/b/o her child; (g) 13,359 shares held as Trustee 4 of Trust f/b/o her child; (h) 82,960 shares held as Trustee 5 of trust f/b/o her child; (i) 73,211 shares held as Trustee 6 of Trust f/b/o her child; (j) 63,394 shares held as Trustee 7 of Trust f/b/o her child; (k) 61,075 shares held as Trustee 8 of Trust f/b/o her child; (l) 54,274 shares held as Trustee 9 of Trust f/b/o her child; and (m)
                   1,204 shares held as Trustee 10 of Trust f/b/o her child.

9.            Represents the following shares held indirectly by David Sheets
              Marriott: (a) 789,863 shares held by 1965 Trusts; (b) 665,735 shares held by 1974 Trust; (c) 5,297 shares held by David Sheets Marriott's spouse; (d) 27,573 shares held as Trustee 1 of Trust f/b/o his child; (e) 15,294 shares held as Trustee 2 of Trust f/b/o his child; and (f) 7,467 shares held as Trustee 3 of Trust f/b/o his child.

10.      Represents the following shares held indirectly by J.W. Marriott, Jr.
              : (a) 348,986 shares in a 401(k) account; (b) 76,036 shares held by a trust established for the benefit of J.W. Marriott, Jr. ; (c) 321,180 shares held as a general partner of JWM
              Associate Limited Partnership; (d) 280,501 shares held by J.W. Marriott, Jr.'s spouse; (e) 3,000,000 shares held by a The JWM-MAR 2009 Annuity Trust;(f) 835,614 shares held by a The J WM-MAR Annuity Trust; (g) 606,841 shares held as Trustee 1; (h) 787,897 shares held as Trustee 2; (i) 531,289 shares held as Trustee 3; (j) 789,863 shares held as Trustee 4; (k) 801,888 shares held as Trustee 5; (l) 617,444 shares held as Trustee 6;
              (m) 734,976 shares held as Trustee 7; (n) 793,119 shares held as Trustee 8; (o) 5,562,048 shares held as Trustee 19;
              (p) 2,255,608 shares held as Sp. Trustee 1; (q) 15,519 shares held as Sp. Trustee 2; (r) 16,628 shares held as Sp. Trustee 3;
              (s) 16,628 shares held as Sp. Trustee 4; (t) 19,614 shares held as Sp. Trustee 5; (u) 19,614 shares held as Sp. Trustee 6; and (v) 10,184 shares held as Sp. Trustee 7.
11.           Represents the following shares held indirectly by John W.
              Marriott III; (a) 10,606 shares in a 401(k) account; (b) 321,180 shares held as a limited partner of JWM Associates Limited Partnership; (c) 31,325 shares held by John W. Marriott III's spouse; (d) 606,841 shares held by 1965 Trust; (e) 342,636 shares held by 1974 Trust; (f) 64,080 shares held as Trustee 1; (g) 54,545 shares held at Trustee 2; (h) 42,277 shares held as Trustee 3; (i) 19,614 shares held as Sp. Trustee 1; (j) 19,614 shares held as Sp. Trustee 2; and (k) 10,184 shares held as Sp. Trustee 3.
12.           Represents the following shares held indirectly by Stephen Garff
              Marriott: (a) 3,130 shares in a 401(k) account; (b) 793,119 shares held by 1965 Trusts; (c) 556,358 shares held by 1974 Trust; (d) 43,390 shares held by Stephen Garff Marriott's spouse; (e) 82,662 shares held as Trustee 1 of Trust f/b/o his child; (f) 70,794 shares held as Trustee 2 of Trust f/b/o his child; (g) 61,408 shares held as Trustee 3 of Trust f/b/o his child; (h) 15,519 shares held as Sp. Trustee 1 of Trust f/b/o his child; (i) 16,628 shares held as Sp. Trustee 2 of Trust f/b/o his child; and (j)16,628 shares held as Sp. Trustee 3 of Trust f/b/o his child.